Exhibit 99.1

NEWS RELEASE

For Release on May 12, 2004                          Contact:  Mark H. Cosmez II

4:00 PM (ET) (925) 328-4656      Vice President, Finance/Chief Financial Officer


             Giga-tronics Reports Fourth Quarter and FY 2004 Results

      SAN RAMON, CA - Giga-tronics Incorporated (NASDAQ/NMS: GIGA) reported today that the net loss in the fourth quarter of fiscal year 2004 decreased 28% to $1,712,000 or $0.36 per fully diluted share compared to $2,387,000 or $0.51 per fully diluted share for the fourth quarter of last year. For the fiscal year ended March 27, 2004, the net loss decreased 37% to $6,821,000 or $1.45 per share fully diluted versus $10,762,000 or $2.31 per fully diluted share for the same period a year ago.

      Loss from continuing operations for the fourth quarter was $1,727,000 or $0.37 per fully diluted share compared to a loss from continuing operations of $1,101,000 or $0.24 per fully diluted share for the same period a year ago. Giga-tronics elected to discontinue the operations at its Dymatix division during the first quarter of FY2004.

      For the 2004 fiscal year, the net loss from continuing operations was $4,444,000 or $0.94 per fully diluted share versus a net loss from continuing operations of $8,426,000 or $1.81 per fully diluted share last year. Net sales from continuing operations were $3,295,000 in the fourth quarter of fiscal 2004 versus $4,730,000 in the fourth quarter of fiscal 2003. Net sales for fiscal year 2004 decreased 16% from the prior year to $17,491,000 from $20,822,000.

      New orders from continuing operations have increased over the last three quarters. Orders from continuing operations increased 61% in the fourth quarter of FY 2004 from the same quarter a year ago. Our book-to-bill ratio in the fourth quarter of fiscal 2004 was 1.58 compared to 0.68 in the fourth quarter of fiscal 2003.
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      Orders booked in the fourth quarter from continuing operations were
$5,210,000 compared to $3,232,000 last year and for the 2004 fiscal year were $17,109,000 compared to $16,348,000 a year ago. Backlog at quarter end was $16.4 million (approximately $7.5 million is shippable within one year) as compared to $16.7 million (approximately $7.7 million shippable within one year) in the fourth quarter of the prior year.

      Cash and cash equivalents at March 27, 2004 was $2,752,000 compared to $5,005,000 as of March 29, 2003. Based on current operations, Giga-tronics believes that it has sufficient cash and cash equivalents to fund its cash needs for approximately five to eight quarters. To operate beyond that term, the Company must either earn additional cash from operations, obtain a line of credit or obtain additional funds from other sources.

      During the fourth quarter of fiscal 2004, Giga-tronics consummated the sale of Dymatix, which had been discontinued during the first quarter. Under the terms of the sale, the Company will receive $300,000, of which $50,000 was paid at closing, $50,000 is to be paid in May 2004 and $200,000 is to be paid in quarterly installments over two years. The Company may receive additional earn-out payments based on a percentage of sales on a monthly basis over the next two years.

      Giga-tronics will host a conference call today at 4:30 PM ET to discuss the fourth quarter and full fiscal year results. To participate in the call, dial 612-332-0345. The call will also be broadcast over the internet at www.gigatronics.com under "Corporate Info/Investor Relations". The conference call discussion reflects management's views as of May 12, 2004 only.

      Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

      Giga-tronics is a publicly held company, traded on the NASDAQ National Market under the symbol "GIGA".
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      This press release contains forward-looking statements concerning profitability, backlog and shipments. Actual results may differ significantly due to risks and uncertainties, such as future orders, cancellations or deferrals, disputes over performance and the ability to collect receivables. For further discussion, see Giga-tronics' annual report on Form 10-K for the fiscal year ended March 29, 2003 Part I, under the heading "Certain Factors Which May Adversely Affect Future Operations or an Investment in Giga-tronics" and Part II, under the heading "Management's Discussion and Analysis of Financial Conditions and Results of Operations".
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                            GIGA-TRONICS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(In thousands except share data)                          March 27, 2004   March 29, 2003
                                                          --------------   --------------
ASSETS
Current assets
    Cash and cash equivalents                              $      2,752     $      5,005
    Notes receivable                                                253                6
    Trade accounts receivable, net                                1,959            3,325
    Inventories                                                   6,920           10,244
    Income tax refund receivable                                     --              100
    Prepaid expenses                                                271              488
                                                           ------------     ------------
TOTAL CURRENT ASSETS                                             12,155           19,168

Property and equipment                                           17,054           18,189
Less accumulated depreciation and amortization                   15,803           15,915
                                                           ------------     ------------
Property and equipment, net                                       1,251            2,274
Other assets                                                        327              433
                                                           ------------     ------------
TOTAL ASSETS                                               $     13,733     $     21,875
                                                           ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                                       $      1,686     $      1,809
    Accrued commissions                                             293              249
    Accrued payroll and benefits                                    889            1,038
    Accrued warranty                                                548              859
    Customer advances                                                58              796
    Obligations under capital lease                                  10               76
    Other current liabilities                                       674              644
                                                           ------------     ------------
TOTAL CURRENT LIABILITIES                                         4,158            5,471
Obligations under capital lease, net of current portion              --               10
Deferred rent                                                       379              434
                                                           ------------     ------------
TOTAL LIABILITIES                                                 4,537            5,915
                                                           ------------     ------------
Shareholders' equity
Preferred stock of no par value
    Authorized 1,000,000 shares; no shares outstanding
    at March 27, 2004 and March 29, 2003                             --               --
Common stock of no par value;
    Authorized 40,000,000 shares; 4,724,896 shares at
    March 27, 2004 and 4,693,080 shares at
    March 29, 2003 issued and outstanding                        12,752           12,695
Retained earnings (loss)                                         (3,556)           3,265
                                                           ------------     ------------
TOTAL SHAREHOLDERS' EQUITY                                        9,196           15,960
                                                           ------------     ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $     13,733     $     21,875
                                                           ============     ============

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                            GIGA-TRONICS INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)


                                                  Three Months Ended                Twelve Months Ended
                                                  ------------------                -------------------
                                            March 27, 2004   March 29, 2003   March 27, 2004   March 29, 2003
                                            --------------   --------------   --------------   --------------
NET SALES                                    $      3,295     $      4,730     $     17,491     $     20,822
Cost of sales                                       2,927            3,523           12,755           14,635
                                             ------------     ------------     ------------     ------------
GROSS PROFIT                                          368            1,207            4,736            6,187

Product development                                   952              977            3,766            4,321
Selling, general and administrative                 1,140            1,403            5,413            6,071
Amortization of intangibles                            --                4               --               20
                                             ------------     ------------     ------------     ------------
Operating expenses                                  2,092            2,384            9,179           10,412
                                             ------------     ------------     ------------     ------------

OPERATING LOSS                                     (1,724)          (1,177)          (4,443)          (4,225)

Other expense, net                                     --              (38)              (4)            (163)
Interest income (expense), net                         (3)              14                7               60
                                             ------------     ------------     ------------     ------------
LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                       (1,727)          (1,201)          (4,440)          (4,328)
Provision (benefit) for income taxes                   --             (100)               4            4,098
                                             ------------     ------------     ------------     ------------
LOSS FROM CONTINUING OPERATIONS              $     (1,727)    $     (1,101)    $     (4,444)    $     (8,426)
Income (loss) on discontinued operations,
net of income taxes                                    15           (1,286)          (2,377)          (2,336)
                                             ------------     ------------     ------------     ------------
NET LOSS                                     $     (1,712)    $     (2,387)    $     (6,821)    $    (10,762)
                                             ============     ============     ============     ============

BASIC AND DILUTED NET LOSS PER SHARE:
  From continuing operations                 $      (0.37)    $      (0.24)    $      (0.94)    $      (1.81)
  On discontinued operations                         0.01            (0.27)           (0.51)           (0.50)
                                             ------------     ------------     ------------     ------------
   Basic and diluted net loss per share      $      (0.36)    $      (0.51)    $      (1.45)    $      (2.31)
                                             ============     ============     ============     ============

Shares used in per share calculation:
   Basic and dilutive                               4,717            4,682            4,704            4,663
                                             ============     ============     ============     ============